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Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement of Enbridge Inc. (the "Corporation") on Form F-10 (the "Registration Statement") of our report to the shareholders of the Corporation on the consolidated statements of financial position of the Corporation as at December 31, 2009 and 2008 and the consolidated statements of earnings, comprehensive income, shareholders' equity and cash flows of the Corporation for each of the years in the three year period ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009. Our report is dated February 18, 2010.

Chartered Accountants
Calgary, Alberta, Canada
October 28, 2010

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  Exhibit 5.1
CONSENT OF INDEPENDENT AUDITORS